Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 11, 2013 in the Amendment No. 6 to the Registration Statement No. 333-189121 on Form F-1 and related Prospectus of Controladora Vuela Compañía de Aviación, S.A.B. de C.V.

Mancera, S.C. A member practice of Ernst & Young Global

/s/ Francisco Álvarez del Campo

Mexico City, Mexico

September 16, 2013